FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP

ANNOUNCES EARNINGS FOR THE SECOND QUARTER

July 21, 2009-Honesdale, PA

William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank announced earnings for the three months ended June 30, 2009 of $1,749,000. This represents an increase of $28,000, or 1.6%, over the $1,721,000 earned in the similar period of 2008. Earnings per share (fully diluted) were $.63 in the 2009 period, increasing from the $.62 earned in the similar period in 2008. Annualized return on average assets for the three months ended June 30, 2009 was 1.39% with an annualized return on average equity of 11.49%. Net income for the six months ended June 30, 2009 totaled $3,486,000, a slight decline compared to the $3,500,000 earned in the similar period of 2008. Earnings per share (fully diluted) for the six months ended June 30, 2009 and 2008 totaled $1.26 per share each.

Total assets as of June 30, 2009 were $508.5 million with loans receivable of $360.6 million, deposits of $374.2 million and stockholders’ equity of $61.1 million. Total assets have increased $16.6 million, as compared to June 30, 2008.

Loans receivable increased $27.8 million or 8.4% from June 30, 2008. The increase was centered in the commercial loan portfolio, principally real estate related, which increased $21.9 million. The Company experienced a significant volume of residential mortgage activity in 2009, principally refinancing. The Company sold $15.7 million of fixed-rate residential mortgages, principally with 30 year terms, for purposes of interest rate risk management.

Non-performing assets, which includes non-performing loans and foreclosed assets, totaled $2,597,000 and represented .51% of total assets as of June 30, 2009 compared to $2,747,000 as of December 31, 2008 and $1,515,000 as of June 30, 2008. Net charge-offs were $59,000 for the quarter and totaled $104,000 for the six months ended June 30, 2009 compared to $10,000 and $29,000, respectively, for the similar periods in 2008. Even with a low level of charge-offs, .06% of average loans (annualized) for the six months ended June 30, 2009, the Company determined that it was appropriate to increase the provision for loan losses to $220,000 and $445,000 for the three and six month periods ended June 30, 2009, respectively, compared to $110,000 and $185,000, respectively, for the similar periods in 2008. The allowance for loan losses totaled $4,574,000 as of June 30, 2009, increasing from $4,237,000 as of June 30, 2008 and represented 1.27% of total loans.

For the three months ended June 30, 2009, net interest income, on a fully taxable equivalent basis (fte), totaled $5,005,000, an increase of $268,000 or 5.7% over the similar period in 2008. Net interest margin (fte) for the 2009 period was 4.13% increasing from 4.06% for the similar period in 2008. The increase in net interest margin was principally due to a decrease of 59 basis points in the cost of funds as a result of lower short-term interest rates. This was partially offset by a decline in loan yields as a result of the prime rate decrease to 3.25% as of June 30, 2009 compared to 5.00% as of June 30, 2008. Net interest income (fte) for the six months ended June 30, 2009 totaled $9,847,000, an increase of $630,000, or 6.8%, over the similar period in 2008. Net interest margin (fte) for the 2009 period was 4.05% compared to 3.98% in 2008.

Other income for the three months ended June 30, 2009 totaled $1,168,000 compared to $962,000 for the similar period in 2008. The increase was principally due to

$172,000 in gain on the sales of investment securities and $121,000 in gains on the sales of mortgage loans, compared to $9,000 and $8,000 respectively, in similar gains in 2008. For the six months ended June 30, 2009, other income totaled $2,449,000 compared to $2,224,000 in the 2008 period. The 2009 period includes $254,000 in gains on the sales of $15.7 million of mortgage loans compared to $396,000 in similar gains on sales of $14.4 million of mortgage loans in the 2008 period. Gains on the sales of investment securities totaled $333,000 on sales of $11.1 million for the 2009 period compared to $9,000 in similar gains in the 2008 period. The proceeds from investment securities sales were used to fund loan growth. The Company also had a $150,000 gain on the sale of deposits related to a branch closure, in the 2009 period.

Other expenses totaled $3,320,000 for the three months ended June 30, 2009, an increase of $348,000 from $2,972,000 in the similar period of 2008. The increase was principally related to an increase in FDIC insurance assessments of $346,000 which includes a special assessment of $225,000. For the six months ended June 30, 2009, other expenses total $6,595,000 compared to $5,933,000 for the similar period in 2008, an increase of $662,000. Higher FDIC insurance assessments (including the special assessment) accounted for $471,000 of the increase.

Mr. Davis commented, “Even though we are operating in a very challenging environment, we believe the Company had a very solid start to 2009. Our core earnings are strong, net interest margin is over 4.00% and our capital levels are at the top of our peer group. Loan activity, both commercial and residential, was brisk in the first half of the year. We are certainly aware that the slow down in the economy, increased unemployment and the soft real estate market will continue to impact our customers, but are optimistic that all the government stimulus programs will eventually turn this economy around.

We are also pleased to announce that Norwood has been added to the Russell 2000 Index, which reflects our continued positive momentum. Russell is an industry leader for stock indexes, and we expect our participation will generate greater interest in our stock.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties, Pennsylvania. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements. The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, the ability to control costs and expenses, demand for real estate, general economic conditions and the effectiveness of governmental response thereto. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP financial measures. Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%. We believe the presentation of interest income and net interest income on a tax–

equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

Contact:	Lewis J. Critelli
Executive Vice President, Secretary &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	June 30
	2009	2008
ASSETS
Cash and due from banks	$7,548	$9,664
Interest bearing deposits with banks	6	51
Cash and cash equivalents	7,554	9,715

Securities available for sale	122,601	130,811
Securities held to maturity, fair value 2009: $721 2008: $721	708	706
Loans receivable (net of unearned Income)	360,593	332,754
Less: Allowance for loan losses	4,574	4,237
Net loans receivable	356,019	328,517
Investment in FHLB Stock, at cost	3,538	2,657
Bank premises and equipment,net	5,297	5,702
Bank owned life insurance	8,234	7,916
Foreclosed real estate owned	798	1,200
Accrued interest receivable	2,117	2,221
Other assets	1,629	2,464
TOTAL ASSETS	$508,495	$491,909

LIABILITIES
Deposits:
Non-interest bearing demand	$60,444	$59,496
Interest-bearing	313,709	305,775
Total deposits	374,153	365,271
Short-term borrowings	24,596	42,060
Other borrowings	43,000	23,000
Accrued interest payable	2,210	2,686
Other liabilities	3,435	2,961
TOTAL LIABILITIES	447,394	435,978

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares issued: 2,840,872	284	284
Surplus	9,879	10,043
Retained earnings	52,402	48,642
Treasury stock, at cost: 2009: 92,666 shares, 2008: 104,641 shares	(2,871)	(3,250)
Accumulated other comprehensive income	1,407	212
TOTAL STOCKHOLDERS' EQUITY	61,101	55,931

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$508,495	$491,909

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
INTEREST INCOME
Loans receivable, including fees	$5,426	$5,410	$10,713	$11,051
Securities	1,316	1,537	2,713	3,026
Other	1	6	7	25
Total Interest income	6,743	6,953	13,433	14,102

INTEREST EXPENSE
Deposits	1,420	1,963	2,921	4,334
Short-term borrowings	73	178	169	365
Other borrowings	415	238	827	505
Total Interest expense	1,908	2,379	3,917	5,204
NET INTEREST INCOME	4,835	4,574	9,516	8,898
PROVISION FOR LOAN LOSSES	220	110	445	185
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,615	4,464	9,071	8,713

OTHER INCOME
Service charges and fees	642	670	1,240	1,308
Income from fiduciary activities	82	110	164	202
Net realized gains on sales of securities	172	9	333	9
Gains on sale of loans and servicing rights	121	8	254	396
Gain on sale of deposits	—	—	150	—
Other	151	165	308	309
Total other income	1,168	962	2,449	2,224

OTHER EXPENSES
Salaries and employee benefits	1,595	1,498	3,209	3,044
Occupancy, furniture and equipment	379	414	864	844
Data processing related	203	180	399	368
Taxes, other than income	139	131	275	257
Professional Fees	104	88	202	178
FDIC Insurance assessment	358	12	484	13
Foreclosed real estate owned	6	52	18	52
Other	536	597	1,144	1,177
Total other expenses	3,320	2,972	6,595	5,933

INCOME BEFORE TAX	2,463	2,454	4,925	5,004
INCOME TAX EXPENSE	714	733	1,439	1,504
NET INCOME	$1,749	$1,721	$3,486	$3,500

Basic earnings per share	$0.64	$0.63	$1.27	$1.28

Diluted earnings per share	$0.63	$0.62	$1.26	$1.26

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months June 30	2009	2008

Net interest income	$4,835	$4,574
Net income	1,749	1,721

Net interest spread (fully taxable equivalent)	3.70%	3.50%
Net interest margin (fully taxable equivalent)	4.13%	4.06%
Return on average assets	1.39%	1.42%
Return on average equity	11.49%	12.19%
Basic earnings per share	$0.64	$0.63
Diluted earnings per share	0.63	0.62

For the Six Months June 30

Net interest income	$9,516	$8,898
Net income	3,486	3,500

Net interest spread (fully taxable equivalent)	3.62%	3.37%
Net interest margin (fully taxable equivalent)	4.05%	3.98%
Return on average assets	1.39%	1.45%
Return on average equity	11.64%	12.44%
Basic earnings per share	$1.27	$1.28
Diluted earnings per share	1.26	1.26

As of June 30

Total Assets	$508,495	$491,909
Total Loans receivable	360,593	332,754
Allowance for loan losses	4,574	4,237
Total deposits	374,153	365,271
Stockholders’ equity	61,101	55,931
Trust Assets under management	93,162	98,157

Book value per share	$22.23	$20.44
Equity to total assets	12.02%	11.37%
Allowance to total loans receivable	1.27%	1.27%
Nonperforming loans to total loans	0.50%	0.09%
Nonperforming assets to total assets	0.51%	0.31%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
	2009	2009	2008	2008	2008
ASSETS
Cash and due from banks	$7,548	$5,682	$6,463	$9,277	$9,664
Interest bearing deposits with banks	6	9,329	17	74	51
Federal funds sold	—	3,000	—	450	—
Cash and cash equivalents	7,554	18,011	6,480	9,801	9,715

Securities available for sale	122,601	124,222	130,120	128,287	130,811
Securities held to maturity	708	707	707	706	706
Loans receivable (net of unearned Income)	360,593	351,433	349,404	341,217	332,754
Less: Allowance for loan losses	4,574	4,413	4,233	4,331	4,237
Net loans receivable	356,019	347,020	345,171	336,886	328,517
Investment in FHLB stock	3,538	3,538	3,538	3,545	2,657
Bank premises and equipment, net	5,297	5,413	5,490	5,601	5,702
Foreclosed real estate owned	798	768	660	660	1,200
Other assets	11,980	11,745	12,130	13,149	12,601
TOTAL ASSETS	$508,495	$511,424	$504,296	$498,635	$491,909

LIABILITIES
Deposits:
Non-interest bearing demand	$60,444	$57,270	$56,839	$63,474	$59,496
Interest- bearing deposits	313,709	313,146	302,796	297,083	305,775
Total deposits	374,153	370,416	359,635	360,557	365,271
Other borrowings	67,596	72,412	81,126	76,575	65,060
Other liabilities	5,645	8,446	4,845	5,389	5,647
TOTAL LIABILITIES	447,394	451,274	445,606	442,521	435,978

STOCKHOLDERS’ EQUITY	61,101	60,150	58,690	56,114	55,931

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$508,495	$511,424	$504,296	$498,635	$491,909

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
Three months ended	2009	2009	2008	2008	2008
INTEREST INCOME
Loans receivable, including fees	$5,426	$5,287	$5,423	$5,509	$5,410
Securities	1,316	1,397	1,508	1,549	1,537
Other	1	6	3	1	6
Total Interest income	6,743	6,690	6,934	7,059	6,953

INTEREST EXPENSE
Deposits	1,420	1,501	1,659	1,780	1,963
Borrowings	488	508	548	503	416
Total Interest expense	1,908	2,009	2,207	2,283	2,379
NET INTEREST INCOME	4,835	4,681	4,727	4,776	4,574
PROVISION FOR LOAN LOSSES	220	225	420	130	110
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,615	4,456	4,307	4,646	4,464

OTHER INCOME
Service charges and fees	642	598	636	656	670
Income from fiduciary activities	82	82	111	91	110
Net realized gains (losses) on sales of securities	172	161	—	(27)	9
Gains on sale of loans and servicing rights	121	133	13	90	8
Gain on sale of deposits	—	150	—	—	—
Other	151	157	130	163	165
Total other income	1,168	1,281	890	973	962

OTHER EXPENSES
Salaries and employee benefits	1,595	1,614	1,525	1,477	1,498
Occupancy, furniture and equipment , net	379	485	378	403	414
Foreclosed real estate owned	6	12	11	519	52
FDIC insurance assessment	358	126	54	12	12
Other	982	1,038	978	950	996
Total other expenses	3,320	3,275	2,946	3,361	2,972

INCOME BEFORE TAX	2,463	2,462	2,251	2,258	2,454
INCOME TAX EXPENSE	714	725	666	666	733
NET INCOME	$1,749	$1,737	$1,585	$1,592	$1,721

Basic earnings per share	$0.64	$0.63	$0.58	$0.58	$0.63

Diluted earnings per share	$0.63	$0.63	$0.58	$0.58	$0.62

Book Value per share	$22.23	$21.99	$21.45	$20.51	$20.44

Return on average equity	11.49%	11.80%	11.05%	11.15%	12.19%
Return on average assets	1.39%	1.39%	1.26%	1.28%	1.42%

Net interest spread	3.70%	3.54%	3.61%	3.67%	3.50%
Net interest margin	4.13%	3.96%	4.09%	4.21%	4.06%

Allowance for loan losses to total loans	1.27%	1.26%	1.21%	1.27%	1.27%
Net charge-offs to average loans (annualized)	0.07%	0.05%	0.60%	0.04%	0.01%
Nonperforming loans to total loans	0.50%	0.48%	0.60%	0.66%	0.09%
Nonperforming assets to total assets	0.51%	0.48%	0.54%	0.59%	0.31%